Atlantic Coast Digital Concepts Inc.
Daniel A. Johnson
109 Spring Street
Suite 4N
New York, New York, 10012
212-497-4557



Planet Entertainment Corp.
222 Highway Route 35 South
Middle Town, NJ
28-Jun-98


                                                               SUB
BUDGET SUMMARY                                                TOTAL     TOTAL
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The enhancement and up dating of Planet website
This entails:

PHASE ONE: PAID AND COMPLETE                                 12,000          --
PHASE TWO                                                             15,000.00
PHASE THREE                                                           15,000.00
PHASE FOUR/ON-LINE TRANSACTIONS                                        5,000.00

ATLANTIC OVERHEAD PER MONTH                                            9,000.00
                                                                     ----------

                                                              TOTAL  $44,000.00
                                                                     ==========
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Prepared By
Daniel A. Johnson
Atlantic Coast Digital Concepts
Confidential
Planet Entertainment Corp.                1                      Final Draft 3.0

PHASE ONE: STAR BUILD OUT
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                                                            EXPENSE
DETAIL/EXPENSE                                         qty
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Write opening company profile                           1            flat rate
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Define total website budget                             1            flat rate
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Define flow chart/ Design site/define Navigation        1            flat rate
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Test remote sit at value.net.cocm                       1            flat rate
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Transfer www.planetentertainment to GreenHorse          1            flat rate
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Gather all artwork and text                             1            flat rate
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Gather all record database                              1            flat rate
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define transaction scheme                               1            flat rate
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Scan ant retouch all artwork                            1            flat rate
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Start Programming the site                              1            flat rate
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Start Inserting artwork                                 1
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                                           AREA TOTAL                 12000.00
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PHASE TWO/MOVE INTO OVER DRIVE
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                                                            EXPENSE
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DETAIL/ITEM/EXPENSE                                          days
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Continue scanning all work                                    15          flat
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Define transaction model:
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         Visa, master card, American express, 1800, email.     5          flat
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Define technology and test:
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                  Streaming/Downloads/Full KHZ or samples      5          flat
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Continue programming JAVA, HTML/CGI Scripts/shopping cart     15          flat
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Continue inserting all art work for all sections              20          flat
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Start electronic marketing plan:                              15
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                      email campaign                                      flat
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                  search engines listings                                 flat
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                       sponsorships                                       flat
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                         tie-ins                                          flat
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                   advertising banners                                    flat
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    advertising company e.g. venture communications            3         pending
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                 advertising revenue model                     3         pending
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                                                  AREA TOTAL            15000.00
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Prepared By
Daniel A. Johnson
Atlantic Coast Digital Concepts
Confidential
Planet Entertainment Corp.                2                      Final Draft 3.0

PHASE THREE
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                                                            EXPENSE
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DETAIL/ITEM/EXPENSE                                          days
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Install all transaction software                                          flat
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Install all tracking software                                             flat
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Install all content:                                                      flat
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All covers and logos                                                      flat
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Any down loads                                                            flat
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All company info.                                                         flat
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All cutting edge technology for the site.                                 flat
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Install banner advertising to est. revenue stream                         flat
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***Final programming phase                                                flat
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START TESTING FOR BUGS                                                    flat
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Monitor all Marketing Programs for traffic                                flat
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                                                  AREA TOTAL  30        15000.00
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PHASE FOUR
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                                                            EXPENSE
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DETAIL/EXPENSE                                               days
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Test all the above aspects of the site                                    flat
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Debug all the above aspects of the site                                   flat
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Start collecting names in the database for sale
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                                                  AREA TOTAL  10        5000.00
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ATLANTIC OVERHEAD MONTHLY
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                                                                         Monthly
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DETAIL/ITEM/EXPENSE
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Rent                                                          flat      1000.00
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Phone lines                                                              500.00
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T1 monthly                                                    flat       400.00
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Cleaning Service                                              flat       200.00
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Messenger service                                                        200.00
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Daniel's Monthly consulting for any additional work                     6200.00
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Misc. material, paper, office materials, T&E                             500.00
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                                                  AREA TOTAL            9000.00
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Prepared By
Daniel A. Johnson
Atlantic Coast Digital Concepts
Confidential
Planet Entertainment Corp.                3                      Final Draft 3.0